Exhibit 99.1

RealPage Announces Preliminary Second Quarter 2014 Financial Results

Announces Second Quarter 2014 Financial Results Conference Call

CARROLLTON, Texas--(BUSINESS WIRE)--July 17, 2014--RealPage, Inc. (NASDAQ:RP), a leading provider of on-demand property management solutions, today announced preliminary Non-GAAP total revenue and Adjusted EBITDA results for the second quarter ended June 30, 2014.

Revised Financial Outlook

RealPage expects the following results for the second quarter ended June 30, 2014:

  Non-GAAP total revenue of $93.8 million to $94.8 million; and
  Adjusted EBITDA of $11.5 million to $12.5 million.

The primary factor that impacted second quarter financial performance was lower than expected revenue from products and services related to leasing activity. These products include organic lead-generation tools, screening and the contact center. For the three months ended June 30, 2014, these solutions represented approximately 30% of Non-GAAP total revenue. The company believes owners are spending less in marketing and advertising due to low vacancy and resident turnover rates. Against this back drop, during the second quarter of 2014, the company took actions that resulted in lower revenue per transaction, primarily in the contact center, while increasing market share.

In addition, revenue related to the company’s renter’s insurance solutions declined significantly. A component of the company’s renter’s insurance revenue is dependent on the sharing of its underwriting partner’s profit. The company believes higher than expected average cost per claim led to lower revenue from its profit sharing arrangement, but expects this trend to be temporary as renter’s insurance claims have been stable historically.

“We believe lower than expected revenue driven by weakness in leasing velocity and marketing products was primarily responsible for our revenue and profit miss,” said Steve Winn, Chairman and CEO of RealPage. “We intend to stay the course on our sales expansion investments and complete the rollout of the richest product development backlog in our history. During our second quarter conference call, we will provide additional details of our action plan, our progress with respect to new product introductions, sales force expansion and pricing actions taken to expand market share going forward.”

“As we address the factors that impacted our revenue performance, we will also discuss certain actions underway to restructure or eliminate cost that we expect will enable margin expansion over the long-term,” said W. Bryan Hill, CFO and Treasurer of RealPage.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of acquisition-related and other deferred revenue. In addition, the above statements also include the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption "Non-GAAP Financial Measures."

Conference Call and Webcast

The Company will host a conference call on August 4, 2014 at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live Web broadcast at http://www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 76947839, until August 10, 2014.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on-demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management solutions, including leasing, accounting, revenue management, marketing solutions, resident services, renter insurance, utility management, spend management and apartment market research. Founded in 1998 and headquartered in Carrollton, Texas. RealPage currently serves over 9,200 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results; expected increase in market share; expected improvement in revenue from its renter’s insurance solutions; anticipated sales expansion investments and product roll-out; and anticipated cost reduction measures and related margin expansion. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of second quarter results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity, or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) litigation; (i) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the ability to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage, including its Quarterly Report on Form 10-Q previously filed with the SEC on May 12, 2014. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com